PDC&J PERFORMANCE FUND
                 AMENDMENT TO DECLARATION OF TRUST



     Pursuant to Section 7.3 of the Declaration of Trust of PDC&J
Performance Fund (the "Trust") and effective upon execution of this document, the undersigned, being a majority of the Trustees of the Trust, hereby change the name of the Trust to "PC&J
Performance Fund."



                                   /s/ Leslie O. Parker III
                                   --------------------------------
                                   Leslie O. Parker III, Trustee



                                   /s/ Kathleen A. Carlson
                                   --------------------------------
                                   Kathleen A. Carlson, Trustee



                                   /s/ James M. Johnson
                                   --------------------------------
                                   James M. Johnson, Trustee



                                    /s/ Donald N. Lorenz
                                   --------------------------------
                                    Donald N. Lorenz, Trustee



                                    /s/ Thomas H. Rodgers
                                   --------------------------------
                                    Thomas H. Rodgers, Trustee



Dated:  October 6, 1994